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1

IBM IBM Ireland Limited Registered in Dublin: No. 16226 Registered Office: 2 Burlington Road, Dublin 4. (hereinafter "IBM")


Master Term Lease Agreement

Lessee's Name and Address:                 Lessor's Name and Address:

        ReSound Corporation                IBM Ireland Limited
        c/o ReSound Ireland Sales Limited
        Cork Business & Technology Park
        Model Farm Road

        Cork                               2 Burlington Road Dublin 4 Ireland

        (hereinafter "Lessee")             (hereinafter "Lessor")
Lessee's No.: 132378

Agreement No.: MLA/0001                    Date Prepared: 26 March 1999


This Agreement is made between the Lessor (which expression shall include its successors and assigns) of the one part and the Lessee of the other part. Whereas the Lessor and Lessee agree that this Agreement shall constitute the general terms and conditions that will apply to any lease of Equipment as hereinafter defined, and licence of relevant Programs granted by the Lessor to the Lessee pursuant to a relevant Supplement.

Definitions

"Additions" means machines which are associated with IBM Equipment only.

"Agreed Rate" means 6 percent per annum over the Dublin InterBank Offer 30 day Rate (DIBOR).

"Alteration" means any change to Equipment which deviates from IBM's physical, mechanical or electrical machine design, whether or not additional devices or parts are required.

"Business Day" means any day Monday to Friday inclusive except Bank and/or public holidays.

"Estimated Shipment Date" shall mean the delivery date for Equipment, Programs, Program Packages and or Software the subject of a lease.

"Equipment" means the machines, machine elements, media or medium upon which a Program or Programs or Program Packages are fixed, field installable upgrades, feature additions or accessories and other products specified in a Supplement. Equipment shall not include the physical media or medium for Software which is dealt with separately hereunder. Unless specifically stated "Equipment" shall include non-IBM Equipment set out in an attachment to a relevant Supplement.

"IBM" means IBM Ireland Limited.

"IBM Group" means that part of the group of companies of which the Lessor is a member which is incorporated in the Republic of Ireland.

"Initial Term" means the period beginning on the Date of installation and continuing for the period as specified in the Supplement.


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"The Lease" means the terms and conditions of this Master Lease Agreement together with the relevant Supplement(s) and any amendments, attachments or Lessor Letters which refer thereto.

"Lease Commencement Date" shall be the same date as the Date of Installation.

"Lease Rate" means the rate (exclusive of VAT) per IRpound sterling1,000 of Purchase Price for the relevant term of the Lease as specified in the Supplement.

"Lessor Letter" means a letter from the Lessor to the Lessee in connection with a Lease.

"License Agreement" means the agreement(s) in relation to the supply and/or licensing of Software between the Lessee and the Supplier.

"Modifications" means field installable upgrades, feature additions, and accessories to IBM Equipment only.

"Other Software" means software which the Lessor has agreed to lease hereunder and which is not a Program or Programs or a Program Package or Packages and which may include Lessee Software.

"Payment(s)" means the sums required to be paid by the Lessee, at such intervals as set out in Clause 3 b of the Supplement, to the Lessor for Equipment, Programs, Program Packages and Software the subject of the Lease.

"Program" means 1) instructions, statements or any data base in machine readable form; and/or 2) any related materials, including documentation and listings, in either machine readable or printed form; and 3) all copies thereof whether in whole or in part and which the Lessor has agreed may be subject to this Agreement. Programs are copyrighted materials.

"Program Packages" means packages containing programs subject to IBM Conditions of Use.

"Programming" means programs (including related materials) which are supplied by the Lessor without separate charge.

"Programming Services" means such services as IBM may make generally available without separate charge in connection with Programming. The Lessor will determine the availability and duration of the Programming Services.

"Payment Commencement Date" means the date on which the first payment become due as specified in the Supplement.

"Purchase Price" means the total amount being financed under the Lease in respect of the items included in it.

"Secondary Term" means the period beginning on the day following the expiry of the Initial Term and continuing unless terminated in accordance with the Lease.

"Secondary Term Payment" means the Payments to be paid by the Lessee during the Secondary Term.

"Software" means any software which IBM has agreed to lease under this Agreement, but specifically excluding Programs and Program Packages but which may include Lessee or Other Software.

"Supplement" means any and each document described as a supplement to the Master Lease Agreement, whereunder a Lease of Equipment and Software (if indicated) is granted, and, if indicated - a licence is granted for one or more Programs and/or Program Packages fixed on Equipment and which identifies the Lease options and the financial parameters of the Lease when it is signed by the Lessee and accepted by the Lessor. Supplements may also incorporate additional terms and conditions.

"Supplier" means any party or parties by or through whom non-IBM Equipment or Software is supplied, manufactured, delivered, installed, maintained, distributed or licensed.

"Tax" shall be construed so as to include any Republic of Ireland tax, levy, import duty or other charges of a similar nature.

"VAT" means Republic of Ireland Value Added Tax.

Selection of Equipment and Software


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2.0 IBM Equipment

The reference to Equipment in this clause 2.0 shall exclude Non-IBM Equipment.

The Lessee agrees to accept Equipment, Programming, Programming Service and warranty service under the terms and conditions of this Agreement. The Lessee further agrees, with respect to Equipment and Programming, to accept responsibility for 1) their selection to achieve the Lessee's intended results
2) their use 3) the results obtained therefrom.

2.1 Non-IBM Equipment and Software

The reference to Equipment in this clause shall exclude IBM Equipment. Lessee accepts responsibility for and/or has relied solely on the Supplier and/or Manufacturer of the Equipment and Software for its selection, suitability and fitness for any purposes for which the Lessee requires the Equipment and Software and that no reliance was placed on the Lessor.

Upon the Lessee signing the relevant Supplement, the Lessee warrants that such Equipment and Software is complete, in good condition and working order and accurately described in the invoice which relates thereto.

Equipment, Programs, Program Packages and Software fixed thereon, become subject to this Agreement when the Lessor accepts the related Supplement according to the then current procedures.

Shipment

The Lessor will determine and amend as necessary, the Estimated Shipment Date for Equipment ordered and scheduled for future delivery, in accordance with the then applicable shipment sequence. Prior to shipment, the Lessor will make a reasonable attempt to accommodate a requested change of delivery date.

The Lessee shall designate the ship-to address in the Republic of Ireland no later than three months prior to the Estimated Shipment Date, or by the date the Supplement is accepted by the Lessor, whichever is later.

Rights in Equipment

4.0  Non-IBM Equipment - Media for Software

Upon execution of a Supplement to the Master Lease Agreement referring to the Software, all rights and obligations of the Lessee in the License Agreement shall automatically be assigned to the Lessor (including title to the Physical Medium or Media). This assignment shall take effect upon the Lessee entering into the Lease or the License Agreement whichever is the later.

The Lessee rights and obligations under the License Agreement (other than title to the Physical Medium or Media) shall hereby be reassigned by the Lessor to the Lessee upon the earlier of:

the payment by the Lessor of the Licence Fee to the Supplier in respect of the Software.

the Lessor giving to the Lessee a written notice stating that such rights and obligations are reassigned.

Where the Lessee owns the copyright to an item of Other Software, the Lessee hereby assigns such copyright (as well as title to the Physical Medium) to the Lessor. In such circumstances, the Lessor hereby grants to the Lessee an irrevocable exclusive royalty free license to use the Software including the right to sub-licence third parties (in this case no assignment as referred to in the first paragraph of this clause 4.0 takes place).

For Other Software, the Lessee warrants that either the Supplier has consented to both the assignment and reassignment contained in the first two paragraphs hereof or the Lessee has the authority under the License Agreement to make those assignments and the passing of title to the Physical Medium or Media (above) to the Lessor is effective. Where the Lessee is in doubt in relation to the provisions of this clause the Lessee should request alternative financing arrangements.

4.1  Equipment


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Title to the Equipment shall remain in the Lessor. The Lessee shall have no rights, title or interest therein except as set forth in the Lease.

Title in the Equipment or any part of it shall not pass to the Lessee as a result of the Equipment being attached or affixed by any means to or resting by its own weight on any land, buildings, structures erections or Equipment. The Lessee shall keep the Equipment only in the countries specified in Schedule 3 hereof or other countries that may be agreed upon from time to time in writing between the parties.

Replacements for or within the Equipment which are supplied by the Lessor under any applicable warranty or maintenance service shall be the property of the Lessor.

In relation to the Equipment, the lessee shall at all times comply with applicable US Export Control Regulations.

The Lessee, at the Lessor's request shall immediately notify the Lessor in writing of the location where the Equipment is kept.

The Lessee further undertakes:

if required to affix and maintain upon the Equipment such plates or other marks indicating that the Equipment is the property of the Lessor as the Lessor shall reasonably require, and to ensure that at all times such plates or other marks are clearly and prominently displayed on the Equipment;

not to do or permit to be done any act or thing which might jeopardise the rights of the Lessor in the Equipment and not to hold out in any way that the Equipment is in the ownership of the Lessee;

to allow on reasonable notice, inspection of the Equipment by the Lessor or its agent;

to execute all such documents and do every act or thing as the Lessor may reasonably request for the purposes of establishing, protecting and maintaining the right, title and interest of the Lessor in the Equipment;

to keep the Lessor immediately informed of any event which might affect the rights of the Lessor or involve the Lessor in any proceedings, loss or liability, including but not limited to those events specified in Section 19.d. and h.

For the purposes of Republic of Ireland taxation and irrespective of the accounting treatment to be adopted by the Lessee, the Lessee is not entitled to claim capital allowances on the Equipment, Programs and Program Packages set out in any relevant Supplement.

Lease Term

Subject to the terms of the Lease, the Lease Term comprises the Initial Term and the Secondary Term unless sooner terminated in accordance with the Lease.

Environment, Safety, Specified Trade

6.0  Non-IBM Equipment.

This clause applies to Non-IBM Equipment only.

The Lessee shall provide a suitable installation environment with facilities as prescribed by the Lessor or if not so prescribed by him as so prescribed by the Manufacturer. In the latter case arrangements for installation will be the responsibility of the Lessee and Lessor will have no responsibility for installation under this Agreement nor for any installation performed by the manufacturer.

6.1 IBM Equipment

This clause applies to IBM Equipment only.

The Lessee agrees to provide a suitable environment for the installation of the Equipment as specified by the Lessor in the applicable IBM Installation Manual and, except as otherwise specified by the Lessor, to furnish all labour required for unpacking and placing each item of Equipment in the desired location.


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The Lessee agrees that the Equipment will be kept in an environment and used by competent and qualified personnel in a manner which complies with any applicable statute, regulation or order affecting the Equipment including but not limited to the Safety in Industry Acts, 1955 and 1980 and any statutory amendment, addition or replacement thereof.

Program and Program Package Terms and Conditions

In respect of Programs fixed on any Equipment the subject of a Lease, the Lessee shall comply at all times with the Conditions of Use as set out in Schedule 1 hereto and in any relevant Supplement.

In respect of Program Packages the subject of a Lease, the Lessee shall comply at all times with the Conditions of Use in respect thereof as set out in
Schedule 2 of this Agreement and in any relevant Supplement.

Changes to Agreement

The Lessor may, upon written notice, change the terms and conditions of this Agreement. The changes will apply to all new Leases entered into on or after the date of the change.

Changes to Supplement

Lease Rate

The Lease Rate for each item shall be the amount stated in the Supplement or such other amount as may be notified in writing to the Lessee more than one month before the Estimated Shipment Date.

For one month prior to the Estimated Shipment Date the applicable Lease Rate will remain unaltered.

If delivery of any item has not taken place within fifteen days after the above Estimated Shipment Date, the Lessor may by written notice alter the Lease Rate for such item or withdraw it from the Lease.

Where the notice referred to in 9.a and 9.c above is of an increase in the Lease Rate the Lessee may, within fifteen days of receipt of such notice, withdraw from the Lease any item subject to the increase (where delivery has not taken place) by giving written notice to the Lessor. Failure by the Lessee to give timely notice of withdrawal shall constitute an acceptance by the Lessee of the increased amount of the Lease Rate.

Payments

The Lessee shall make Payments to the Lessor at such intervals as set forth in any applicable Supplement such Payments to be made by direct debit or by such other means as the Lessor shall require.

The Lessor may change the Payments required to be paid under the Lease, if the Lessor changes the Lease Rate in accordance with Clause 9 or if the Lessor notifies the Lessee of a change pursuant to any other clause under this Agreement or any relevant Supplement.

Payments shall not be subject to any abatement, reduction, set-off, defence or counter-claim for any reason whatsoever.

Time shall be of the essence in relation to all Payments

If the Lessee is late in making any Payment, the Lessee shall pay the Lessor on demand interest at the Agreed Rate in addition to the Payments due, until the date of payment. Such payment shall be in addition to any other remedy exercised by the Lessor in accordance with Section 20 (Remedies).

Any supplementary charges for rigging, drayage and hire of lifting or moving Equipment will be paid by the Lessee.

The Lessee shall also pay VAT at the rate notified by IBM on each Payment.

Adjustments to Payments

This clause shall not apply to Equipment which is non-IBM Equipment.


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Payments will have been calculated on the basis of the assumptions set out below and in the relevant Supplement:

Capital allowances for the Equipment, Programs and Program Packages thereto affixed shall be obtained by the Lessor for the accounting period(s) of the Lessor in which expenditure is incurred in acquiring the Equipment, Programs and Program Packages thereto affixed;

There will be no withdrawal or adjustment of relief under Section 40(8) of the Finance Act 1984; There shall be no change in the law or practice relating to the taxation of companies, or group of companies in the Republic of Ireland affecting the Lessor or a member of the IBM Group to whom the Lessor has assigned it rights under the Master Term Lease Agreement;

No new tax is applied to the Lessor in respect of the Equipment and any Program or Programs or Program Packages thereto affixed;

any rebate of Payments will be allowable as a deductible trading expense of the Lessor.

In the event that any one or more of the assumptions in a) above is incorrect or becomes incorrect (otherwise than as a result of any voluntary act or change or omission on the part of the Lessor or a member of the IBM Group), the Lessor shall have the right to make such adjustments to the Payments (up or down) as necessary to place the Lessor in the same financial position as if the assumptions had remained valid. In case of dispute the certificate may be adjudicated by a reputable firm of chartered accountants appointed by the Lessor and its decision shall be binding on the parties.

Lease Options

During a Lease, the Lessee will have a number of options in regard to the Equipment, Programs, Program Packages and Software which will vary with the type of Lease. The options applicable to each type of Lease will be set out in the appropriate Supplement.

Return of Equipment

13.1

Clause 13.b. below does not apply to Non-IBM Equipment

When Equipment is required to be returned for any reason under the Lease, the Lessee shall promptly return such Equipment at its own expense to the Lessor at such place in the Republic of Ireland as may be designated by the Lessor provided that upon any termination by the Lessor, its servants or agents may retake possession of the Equipment (whether or not fixed to the premises) and for this purpose shall be entitled at any reasonable time freely to enter into and upon any premises occupied by or under the control of the Lessee. The Lessee shall indemnify the Lessor, its servants or agents, against any and all consequences of the Lessor entering upon such premises to retake possession of the Equipment unless such consequences are occasioned by the negligence of the Lessor, its servants or agents.

The Equipment shall be complete, shall not contain any Alterations and shall be in such condition, fair wear and tear accepted, that on return it will qualify for IBM's maintenance agreement service. The Lessee shall pay any costs and expenses incurred by the Lessor to place the Equipment in such condition that it meets these requirements. Such costs and expenses shall include repair or reconditioning, the replacement of missing parts and inspection. Any parts removed shall become the property of the Lessor. Any Modifications installed by the Lessee at the Lessee's expense which are not removed before return shall become the property of the Lessor.

13.2

Upon return, the Lessee shall have no right or interest in the Equipment, and the Lessor may dispose of the Equipment as it deems appropriate.


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Leases for Modifications and Additions

The Lessor will arrange for leasing of Modifications and Additions ordered from IBM under terms and conditions and Payments then generally in effect. Without prejudice to the generality of the foregoing where the Lease includes a Modification or Modifications and or Additions, then the following conditions shall apply:

The Lessee must select the same end-of-term option for both the Base Lease (being the Lease in relation to the Equipment upon which the Modification(s) and/or Additions are to be installed) and the Lease for Modifications and/or Additions.

If the Lease for Modifications and/or Additions is terminated for any reason, then the Base Lease shall be terminated concurrently. If the Base Lease is terminated for any reason then the lease for Modifications and/or Additions shall be terminated concurrently.

If required by the Lessor, the Lessee shall be required to extend the Base Lease for such period and on such terms as the Lessor requires.

Changes to Orders and Alterations

This clause shall not apply to non-IBM Equipment Changes to Orders

Subject to agreement by the Lessor, changes in the configuration of on-order Equipment may be made prior to the date of shipment from the place of manufacture. However such changes may affect the shipment schedule.

Alterations

The Lessee may alter or add to the Equipment only upon obtaining the written permission of the Lessor which shall not be unreasonably withheld and subject to any Alterations or Add Ons being removed and the Equipment being restored to its normal unaltered condition at the Lessee's expense before its return to the Lessor; provided always that the Lessee shall not be entitled to alter or add to Equipment consisting of a medium or media upon which a Program or Programs are fixed under any circumstances.

Maintenance

The Lessee shall at all times keep the Equipment in a suitable environment as specified by IBM and in good condition and working order, fair wear and tear accepted, at the Lessee's expense after expiry of any warranty.

Loss, Damage and Insurance

In the event of any loss or damage to the Equipment, the Lessee shall promptly so notify the Lessor and shall pay for the replacement thereof, or the costs of restoring the Equipment to good working order, or allow the Lessor to carry out such work at the Lessee's expense.

Unless otherwise agreed, the Lessee will comprehensively insure the Equipment for the full replacement value thereof, or the cost of termination hereunder if greater, with a reputable insurance company against all insurable risks including loss or damage from whatever cause and third party liabilities from and including the date of installation until the Equipment is either returned to or repossessed by the Lessor.

Unless otherwise agreed the Lessee will pay to the Lessor any sums recovered under insurance of the Equipment and the Lessor may set such sum against any amounts owed to the Lessor under the lease and shall refund any excess to the Lessee.

Exclusions from Liability

18.0  Non-IBM Equipment and Software


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The reference to Equipment in this clause 18.0 shall be deemed to refer to
Non-IBM Equipment only.

The Lessor has no liability in connection with the manufacture supply, delivery (including where the Supplier fails or is late to deliver the Equipment and Software or it is not in a condition acceptable to the Customer upon delivery), installation, use, servicing, warranty and provision of warranty service and maintenance of Non-IBM Equipment or Software.

The Lessor shall not be obliged to provide the Lessee with any replacement for such Equipment or Software nor be liable in respect of any period during which such Equipment or Software is unusable, unserviceable, lost or damaged.

No third party (including the Supplier, Manufacturer or other person providing any service in relation to the Equipment or Software) has the authority to bind the Lessor whether or not any representation was made by that person to the contrary.

Lessee accepts responsibility for and/or has relied solely on the Supplier and/or Manufacturer of the Equipment and Software for its selection, suitability and fitness for any purpose for which the Lessee requires the Software and Equipment and that no reliance was placed on the Lessor.

18.1  IBM Equipment

Other than provided in clause 24 hereof, all conditions and warranties in respect of the Equipment (express or implied, statutory or otherwise) including but without prejudice to the generality of the foregoing, all warranties implied by the Sale of Goods Act, 1893 and/or the Sale of Goods and Supply of Services Act 1980 are hereby excluded.

18.2 Equipment

The Lessor shall have no liability whatsoever for consequential loss, loss of profit or for loss or damage of any kind, howsoever caused arising out of or in connection with the Lease of Equipment by the Lessor to the Lessee. Termination of the Lease

The Lessor has the right to terminate the Lease without notice and without prejudice to any other right or remedy in any of the following circumstances:

the Lessee fails to make any Payment within seven days of the due date;

the Lessee is in breach of any other term of the Lease including specifically any condition or terms set out in the Schedule 1 or 2 hereof, which breach is not cured within 30 days of of Lessee receiving written notice thereof;

any of the Lessee's representations or statements made at any time proves to have been incorrect in any material respect when made;

the Lessee has a receiving order made against it, becomes or is declared insolvent, or bankrupt, or calls a meeting with or makes any arrangement with or composition with its creditors, or is wound up or has a Receiver appointed over any or all of its undertakings or assets, or is deemed by virtue of Section 214 of the Companies Act 1963 to be unable to pay its debts, or has any distress, execution or sequestration levied or enforced against any of its assets or undertakings or otherwise ceases or threatens to cease to carry on its business;

the Lessee is in breach of any term of a lease of a Modification and/or Addition; the Lessee is in breach of any of the terms of any other Lease of Equipment other than Modifications and or Additions, which breach materially prejudices the Lessor's interest under the Lease;

if the Lessor in his sole judgement reasonably believes that the Lessee will cease to carry on its business;

if in respect of the Lessee an application is presented to a Court for the appointment of an Examiner under the Companies (Amendment) Act 1990.

For the purposes of Clause 20 the foregoing paragraphs a. to h. shall be described as default events.


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Remedies

If a default event has arisen, the Lessor may take any one or more of the following remedies:

Terminate the Lease.

Terminate the Lease or Leases of any Modifications and/or Additions.

Terminate any Lease coming within the provisions of Clause 19.e above.

Recover any Payments required to be paid under Clause 21 hereof.

Recover possession of the Equipment, and sell or otherwise dispose of the Equipment for its own account.

Pursue any remedy otherwise available at law.

Pursue any remedy available to it in the Lease.

Payments on Termination

Upon termination of the Lease the Lessee shall pay the Lessor:

Payments and other sums due or in arrears under this Lease together with interest at the Agreed Rate from the due date until the date of actual payment, together with:

Payments in respect of the unexpired portion (if any) of the Initial Term discounted at the Discount Rate.

Any costs and expenses incurred by the Lessor in tracing, repossessing or recovering the Equipment and any Modification and/or Additions or in collecting Payments, together with interest at the Agreed Rate from the date of termination until payment (as well after as before judgement).

The provisions of this Clause shall not be construed so as to prevent the Lessor from claiming damages from the Lessee in respect of any breach of the Lessee's obligations under the Lease.

Recovery of Equipment

If the Lessor shall have recovered possession of all or part of the Equipment, the Lessor may use its reasonable endeavours to sell or otherwise dispose of such Equipment. The Lessor shall not be liable to the Lessee either in respect of any failure or delay whatsoever in recovering possession or selling all or part of the Equipment or for any bona fide failure to sell at the best price reasonably obtainable.

General Indemnity

The Lessee shall indemnify the Lessor against any breach by the Lessee of the terms, conditions and undertakings contained in the Lease, or any costs or charges incurred by the Lessor in enforcing the same or in protecting the Lessor's rights and interests in the Lease, the Equipment and any Programs and Program Packages affixed thereto. The Lessee shall also indemnify the Lessor against all proceedings, costs, claims, damages and expenses arising from the breach, non-performance or non-observance by the Lessee of the provisions and each of them, of the Licence Agreement.

Warranty

This clause does not apply to Non-IBM Equipment.

Equipment - Warranty

Lessor warrants that on the Date of Installation Equipment will be in good working order and will conform to Lessor's official published specifications.

Equipment or parts supplied under these terms and conditions either will be newly manufactured or will have been reassembled or reconditioned from serviceable new and used parts, and will have been thoroughly inspected, tested and will conform to its official published specifications.

Equipment - Warranty Service

NOTE: The Lessee's attention is drawn to the exclusions from warranty set out below.

The published warranty period will commence on the business day following the date of receipt by the Lessee.

Service for machines (during and after warranty)

The Lessor provides certain types of repair and exchange service either at the Lessee's location or at a service centre. The Lessor may repair the failing Equipment or exchange it at the Lessor's discretion.

For the equipment under this Master Term Lease Agreement, service requires that the Lessee delivers the failing Equipment to the Lessor. The Lessee Agrees to ship Equipment suitably packaged (prepaid unless specified otherwise) to a location designated by the Lessor. After Equipment has been repaired or exchanged, the Lessor will return it to the Lessee at the Lessor's expense unless specified otherwise. The Lessor is responsible for loss of, or damage to, the Equipment while it is in the Lessor's possession. Except where otherwise specified in a statement of work, the Lessee is responsible for all risks of loss or damage to, and any necessary insurance of, all Equipment, associated items and/or equipment, during the period in which they are in transit to and from the Lessor, except for damage caused by the Lessor's negligence or that of the Lessor's employees, agents or subcontractors.

The Lessee agrees to:

Have the Lessor service Equipment and

Where applicable, before the Lessor provides Service:

Follow the problem determination, problem analysis, and service request procedures that are provided; and

Secure all programs, data, and funds contained in Equipment.

Where Service involves the exchange of Equipment or parts, both the item we replace and the replacements remain our property. The Lessee represents that all removed items are genuine and unaltered. If this is not the case, the Lessor may reject such items and/or adjust the price of the applicable Product or Service to reflect the consequent difference in the price or value received by the Lessor, provided that the Lessor does so within a reasonable time of becoming aware of the status of the item. The replacement may not be new, but will be in good working order and at least functionally equivalent to the item replaced. The replacement assumes the warranty or maintenance Service status of the replaced item. Before the Lessor exchanges Equipment or parts, the Lessee agrees to remove all features, parts, options, alterations, and attachments not under the Lessor's service. The Lessee also agrees to ensure that the item is free of any Legal obligations or restrictions that prevent its exchange.

Any feature, conversion, or upgrade the Lessor services must be installed on a machine which is 1) for certain Equipment, the designated, serial-numbered item of Equipment and 2) at an engineering-change level compatible with the feature, conversion, or upgrade.

Repair and exchange services do not cover:

Accessories, supply items, and certain parts, such as batteries, frames, and covers;

Equipment damaged by misuse, accident, modification, unsuitable physical or operating environment, or improper maintenance by the Lessee; Equipment with removed or altered Equipment or parts identification labels; failures caused by a product for which the Lessor is not responsible; or service of Equipment alterations.

The Lessor manages and installs engineering changes that apply to IBM Equipment and may also perform preventative maintenance.

Programming - Warranty

Lessor warrants that Programming designated by Lessor for use with Equipment and for which Programming Services are available will conform to Lessor's official published specifications when shipped to the Lessee and properly used on the designated Equipment. Thereafter Lessor will provide Programming Services.

Programming for which no Programming Services are available is distributed on an "as is" basis without warranty.

Lessor does not accept responsibility for the correction of all Programming errors;

or for ensuring that functions contained in Programming will (1) operate in the combinations which may be selected for use by the Lessee; or (2) meet the Lessee's requirements.

Non-IBM Equipment Distributed by Lessor - Warranty.

This applies to Non-IBM Equipment Distributed by Lessor unless Lessor specifies in the Supplement that only the equipment manufacturer's warranty is to apply; in any such case: the right to the manufacturer's warranty and warranty service, if any is provided by the manufacturer, is hereby assigned to the Lessee; and

the manufacturer's warranty is in lieu of all other warranties or conditions, express or implied, including the implied conditions of merchantability and fitness for a particular purpose, except those undertakings implied under
Section 12 to 15 of the Sale of Goods Act, 1893 ( as amended ) and Section 39 of the Sale of Goods and the Supply of Services Act, 1980.

Program Packages - Warranty

Program Packages subject to IBM's Conditions of Use - Lessor warrants an unaltered IBM Program Package for three months from the Date of Installation ("Warranty Period"). For the purposes of this paragraph g. 1)., an IBM Program Package comprises the diskette(s), the program(s) contained on the diskette(s) and any accompanying documentation. Lessor warrants that the diskette(s) on which the program is furnished will be free from defects in materials or workmanship under normal use during the Warranty Period and that the program will conform to the documentation.

Programs contained on the diskette(s) cannot be tested in every possible combination and operating environment and therefore Lessor does not warrant that the functions contained in the program will meet the Lessee's requirements, or that the operations of the program will be uninterrupted or that the Program Package is error-free.

During the Warranty Period, any Program Package not meeting the respective warranty specified above and which is returned promptly will be replaced. If a replacement Package is not available which meets Lessor's warranty, Lessor will credit any charge invoiced in respect of such Package.

NOTE: Program Package Service Outside Warranty - For those IBM Program Packages for which Lessor provides service until a service end date as specified in the announcement of the program or in a Service Statement shipped with the program Lessor will, until the service end date, attempt to correct such programs as do not conform to their program specifications or, if there are none, to the documentation in the Program Package, when the program is properly used on the Equipment for which it is designed. Service will be provided only to support centres in Lessees' organisations and to IBM Authorised Dealers.

Travel Charges

There will be no charge for travel expense associated with Lessor warranty service or Programming Services, except that actual travel time and expenses will be charged if the Products are installed in a place where Lessor regularly has no personnel trained for the servicing of such Products or Programming. Such places will be specified at the Lessee's request.

Lessor will inform the Lessee if in Lessor's opinion the provision of warranty service, parts or Programming Services would involve a safety hazard. Lessor shall not be responsible for failure to provide warranty service in these circumstances.

Exclusions from Warranty Service

Any warranty services above do not include services required under the following circumstances:-

repair of damage, increase in service time or replacement of parts caused by:- failure continually to provide a suitable installation environment as prescribed by Lessor including adequate space, electrical power, air conditioning and humidity control;

use of the Products for purposes other than for which designed;

the use of supplies resulting in abnormal wear, damage to a Product or repetitive service calls;

service, including model conversions or feature additions or removals, performed by non-Lessor personnel (except where acting as Lessor's agent or subcontractor); or

accident, disaster (including but not limited to fire, flood, vandalism, burglary, water, wind, lightning, war, act of violence), neglect or misuse, non-Lessor parts, attachments, alterations, non-Lessor machines or Lessor Products which are neither owned by Lessor nor under an Lessor warranty or an Lessor maintenance contract, or furnishing supplies or accessories, painting or refinishing Products, inspecting altered Products, and such service which is impractical to render because of alterations in or attachments to Products.

Such services may be available under Lessor's then currently applicable hourly services rate, minimum charges, parts and material prices unless such services are separately covered by another written agreement between the Lessee and Lessor, or are not offered by Lessor.

Other Products and Services

25.1  Non-IBM Equipment

For designated non-IBM equipment, the Lessor will provide, upon request and at IBM's charges and terms then generally in effect, maintenance service and maintenance parts as long as they are generally available. For other non-IBM equipment, the Lessee is responsible for arranging for maintenance service and maintenance parts.

For the avoidance of doubt, the Lessor shall have no responsibility for warranty or the provision of warranty service on Non-IBM Equipment. In respect of Non-IBM Equipment, all conditions and warranties, express or implied, statutory or otherwise including without prejudice to the generality of the foregoing, all warranties implied by the Sale of Goods Act 1893 and/or the Sale of Goods and Supply of Services Act 1908 are hereby excluded, in respect of Non-IBM Equipment shall be the responsibility of the Supplier.

25.2  IBM Equipment

Following the Warranty Period, the Lessor will provide, upon request and at Lessor's charges and terms then generally in effect, maintenance service and maintenance parts for the Equipment and Programming Services for Programs as long as such services and parts are generally available and services described in Section 24.h, if available. Unless such services and parts are provided under another agreement between the Lessee and IBM, they shall be subject to the applicable terms and conditions of this Agreement.

In addition to the Equipment, Programming and services provided under this Agreement, the Lessor offers other products and services at separate charges under the applicable agreements.

Engineering Changes

This clause does not apply to Non-IBM Equipment.

During the Warranty Period, all engineering changes determined by the Lessor will be controlled and installed by the Lessor on the Equipment. The Lessee may, however, by providing notice subject to written confirmation by the Lessor, elect to have only mandatory changes, as determined by the Lessor, installed on the Equipment.

After the Warranty Period, the Lessor will furnish, upon request, and at the Lessor's prices then generally in effect, such engineering changes as the Lessor shall have available for sale and which may be suitable for use on or in connection with the Equipment. The Lessor makes no representation that engineering changes announced in the future will be suitable for use on or with the Equipment.

No Waiver

No neglect, delay or indulgence by the Lessor in enforcing the Lease shall prejudice the rights of the Lessor or be construed as a waiver. The waiver by the Lessor of any right or remedies under the Lease in respect of a default shall not constitute waiver of, or consent to, any other default.

Sublease and Relocation of Equipment

Without the Lessor's prior written consent, the Lessee shall not sublet the Equipment. No relocation shall relieve the Lessee of its obligations under the Lease. The Lessee shall not assign, transfer or otherwise dispose of the Lease, the Equipment or any interest therein, or create or suffer any levy, lien or encumbrances other than those created by the Lessor.

Assignment by Lessor

The Lessor may assign its interest in the Lease within the IBM Group without notice to the Lessee. The Lessee will be given written notice of assignment outside the IBM Group and the Lessee shall promptly acknowledge receipt in writing. The Lessee shall not assert against any such assignee any set-off, defence or counter-claim that the Lessee may have against the Lessor or any other person.

Notices

Any demand, notice or other communication shall be sufficiently served if delivered by hand, sent by facsimile or sent by pre-paid registered post. Any such demand, notice or other communication shall be deemed to have been received as follows:

in the case of hand delivery, the day following delivery

in the case of facsimile transmission the day following faxing in the case of pre-paid registered post, forty eight hours after the time of posting.

General

The Lessee shall keep the Lessor immediately informed of any event which might affect the rights of the Lessor or involve the Lessor in any proceedings, loss or liability, including but not limited to those events specified in Section 19 (Termination of the Lease) above.

The Lessee shall give the Lessor relevant information which the Lessor may reasonably request with regard to the Equipment, Programs and Program Packages fixed thereon, and the performance of its obligations including information needed by the Lessor for submission to the Revenue Commissioners and reasonable financial and other information which the Lessor may request for financial evaluation purposes.

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of the remaining provisions shall not in any way be affected or impaired thereby.

The Lessee hereby confirms that is has all the requisite corporate power and authority to enter into this Agreement and that all corporate acts required to be taken to authorise the execution, delivery and performance of the obligations contained in this Agreement and contemplated by it have been duly and properly executed and that it is under no obligation or restriction whether by law or otherwise which would render this Agreement or any of its provisions invalid, illegal or unenforceable.

The Lessee agrees that this Agreement and any dispute arising therefrom shall be governed by the laws of the Republic of Ireland and the parties hereby submit to the jurisdiction of the Courts of the Republic of Ireland. The Lessee hereby appoints ReSound Ireland Limited, Cork Business & Technology Park, Model Farm Road, Co. Cork, Ireland, to be its attorney for the purpose of accepting service on its behalf of any summons notice, order, judgement or other legal process or any other notice demand or other document with respect to this Agreement or any matter arising under it and such appointment shall be irrevocable and service of any such document on such attorney as aforesaid shall be deemed to be a good service.

The clause headings of this Agreement are for convenience of reference only and shall not affect the construction and/or interpretation of this Agreement.

In witness whereof the parties have hereto caused this Agreement to be executed on their behalf, the day and year first herein written.

Accepted for and on behalf of Lessee:      Accepted for and on behalf of Lessor:
Authorised Signatory                       Authorised Signatory

Name                                       Name
Title                                      Title

Date of Signature                          Date of Signature

L941104 1 Form No.: IRF 01(01/98)

IBM IBM Ireland Limited Registered in Dublin: No. 16226 Registered Office: 2 Burlington Road, Dublin 4. (hereinafter "IBM")


Master Lease Supplement
Single Term Finance Lease

Lessee Name and Address:                        Lessee No.:

        ReSound Corporation                     132378
        c/o ReSound Ireland Sales Limited
        Cork Business & Technology Park
        Model Farm Road
        Cork                                    Master Lease Agmt. No.:

        (hereinafter "Lessee")                      MLA/0001
Supplement No.:                                 Date Prepared:
        '2.0                                    26 March 1999

This Supplement is made between IBM Ireland Limited having its registered office at 2 Burlington Road in the city of Dublin (hereinafter called the Lessor and which expression shall include its successors and assigns of the one part) and the Lessee of the other part.

From the Lease Commencement Date for the Programs, Program Packages Software and Equipment specified in the attachment, the Lessor hereby grants to the Lessee a lease of the Equipment, and Software and a licence of the Programs and Program Packages on the terms of the referenced Master Lease Agreement ("MLA") above and on the terms of this Supplement as hereinafter set out and any other Supplement or Lessor letter making reference to the Lease.

The Lessee agrees as follows

to make Payments to the Lessor by direct debit, or such other means as the Lessor shall require, such that the Lessor receives value for such Payments on the date payment is due.

that the Discount Rate where specified in the MLA and in this Supplement shall be deemed to refer to a rate of 3%.

that the location where specified in the MLA shall be deemed to refer to the Republic of Ireland.

The Lessee further agrees that

the Term shall be   3 Years  0 Months

the Payments which the Lessee shall be obliged to pay shall be:

IR 32,029.44 Punts payable at Quarterly intervals. The first Payment must be paid on the Payment Commencement Date or such other date as the Lessor may agree in writing. Subsequent Payments must be paid on the same day of the relevant month at the intervals specified above until such stage as a total of 12 in number of Payments have been paid to the Lessor. Thereafter the Lessee shall pay such further Payments to the Lessor as provided hereunder or as notified to the Lessee in accordance with this Supplement.

the Lease Rate (excluding VAT) shall be:

IR 87.80 Punts  per IR 1000 Punts per quarter.

the Payment Commencement Date shall be:

1 May 1999

This takes into account a holiday period of:

0 Months

the Lease and Licence Commencement Date shall be:

1 May 1999

the Percentage of Net Sale to Lessee shall be:

 99%  (described in clause 4b. below)

the Percentage of Net Sale to Lessor shall be:

1%

Options at Expiry of Term

The Lessee may, at the expiry of the Term, select one of the following options, by so notifying the Lessor in writing at least three months before the expiration of the Term. The options are as follows: To return the Equipment to the Lessor in accordance with clause 13 of the MLA

OR

with the exception of Equipment which is the medium for Programs, Program Packages or Software, act as Lessor's agent for the purposes of selling the Equipment on terms and conditions to be advised by the Lessor to a purchaser approved by the Lessor (Purchaser must be other than the Lessee or party related thereto) and the Lessee will be entitled to a share of the net proceeds of the sale by way of rebate of Payments.

Failure by the Lessee to exercise any of the options listed above will result in the Term being extended and with the Lessee being liable to continue to make the Payments required to be paid during the Term at clause 3b above and at the times therein specified, provided however that the Lessee may terminate the Lease during this extended term, on serving the Lessor with three months notice in writing, whereupon the provisions of clause 13 of the Lease will apply.

Non Cancellation Lease

The Lease may not be cancelled or terminated except in accordance with the provisions hereof. The Lessee's obligation to pay all Payments and any other amounts required to be paid by Lessee under the Lease shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defence, counter-claim, interruption, deferment or recoupment for any reason whatsoever.

However, the Lessee may subject to its having complied with the terms of the Lease, exercise an "Early Conversion Option" after the second anniversary of the commencement of the Term, subject to one month's written notice to the Lessor.

In such event the Lessee shall pay all Payments in respect of the unexpired portion of the Term, discounted at the Discount Rate specified in clause 2b above. The Lessee may then exercise the option specified in clause 4b above.

Lease Refunds

The Lease Rate, and the Payments to be made during the Term are based on the assumption that IBM Equipment, Programs, and Program Packages are installed within 60 days of the Estimated Shipment Date referenced herein. Subject to clause 9c of the Master Lease Agreement if any IBM Equipment, Programs, or Program Packages are not installed within this period, due to Lessor's inability to deliver, then Lessor may issue an appropriate Lease refund for the undelivered item where Payment or Payments have been made in respect thereof.

Price/Rate Protection

The Lease Rates described herein are valid for 30 days or until the date of execution of this Supplement by both parties, whichever first occurs.

The Purchase Price and any calculations drawn thereon viz all Payments described herein are valid at date of issue of this Supplement only and are subject to change until this Supplement is executed by both parties.

Once the Supplement is executed by both parties, the Lease Rates herein become subject to change in accordance with the provisions of the Lease.

The Lessee agrees that export of Equipment, Programs and Program Packages from the Republic of Ireland may require Irish and US licences and export contrary to Irish or US regulations is prohibited by law. The following statement applies to certain Equipment, Programs and Program Packages subject to this Agreement - Such Equipment, Programs and Program Packages were authorised for export to the Republic of Ireland under a special Distribution Licence procedure on the condition that they may not be re-exported without prior approval from the US authorities. It is the responsibility of the Lessee to obtain all necessary export licences.

For the avoidance of doubt nothing in this Supplement or the Master Lease Agreement shall entitle the Lessee to sell as Lessor's Agent any Programs, Program Packages or Software the subject of a Lease.

The Lessee agrees that this Supplement together with the MLA and any Supplements and letters of the Lessor referring thereto is the complete and exclusive statement of the Agreement between the parties which supersedes all proposals or prior agreements oral or written and all other communications between the parties concerning the Equipment and any Programs fixed thereon.

The clause headings are for ease of reference only and shall not affect the interpretation or construction of this Supplement or the Lease as a whole.

The Lessee hereby confirms that it has all the requisite power and authority to enter into this Supplement and that all corporate acts required to be taken to authorise the execution, delivery and performance of the obligations contained in this Supplement and contemplated by it have been duly and properly executed and that it is under no obligation or restriction whether by law or otherwise which would render this Supplement or any of its provisions invalid, illegal or unenforceable.

The Lessee agrees that this Supplement and any dispute arising therefrom shall be governed by the laws of the Republic of Ireland and the parties hereby submit to the jurisdiction of the Courts of the Republic of Ireland. The Lessee hereby appoints ReSound Ireland Limited, Cork Business & Technology Park, Model Farm Road, Co. Cork, Ireland, to be its attorney for the purpose of accepting service on its behalf of any summons notice, order, judgement or other legal process or any other notice demand or other document with respect to this Supplement or any matter arising under it and such appointment shall be irrevocable and service of any such document on such attorney as aforesaid shall be deemed to be a good service.

Accepted for and on behalf of Lessee:      Accepted for and on behalf of Lessor:

Authorised Signatory                       Authorised Signatory

Name                                       Name

Title                                      Title

Date of Signature                          Date of Signature

Direct Debiting Mandate

Part A.

      300662

To

The Manager:
IBM Customer No.:
Bank:

Branch:
After Signature, Please Return this Form to:

Address:
IBM Ireland Limited, 2 Burlington Road, Dublin 4.


I / We authorise you until further notice in writing to charge to my/our account with you unspecified amounts which may be debited thereto at the instance of IBM Ireland Limited.

Name of Account to be debited:

Authorised Signature:

Bank Account No:                                              Date:

Instructions cannot be accepted to charge Direct Debits to a Deposit or Savings Account.

Part B.

To: IBM
IBM Customer No.:
Ireland Limited, 2 Burlington Road, Dublin 4.

FOR BANK USE ONLY

Name of Account to be Debited:                         Branch Title:

(Maximum 18 Characters)                                Sorting Code No.:

                                                       Account No.:

Direct Debits in respect of our customer's Mandate under the reference number quoted should be made out as above.

For                                                         (Bank)
          Manager:
           Date:

After completion, the lower part of this form should be detached by the Bank Branch and returned to IBM Ireland Limited.

L941104 1 Form No.: IRF 01(01/98)

IBM IBM Ireland Limited Registered in Dublin: No. 16226 Registered Office: 2 Burlington Road, Dublin 4. (hereinafter "IBM")


Master Lease Supplement
Single Term Finance Lease

Lessee Name and Address:                        Lessee No.:

        ReSound Corporation                     132378
        c/o ReSound Ireland Sales Limited
        Cork Business & Technology Park
        Model Farm Road

        Cork                                     Master Lease Agmt. No.:

        (hereinafter "Lessee")                   MLA/0001
Supplement No.:                                  Date Prepared:
        '1.0                                     26 March 1999

This Supplement is made between IBM Ireland Limited having its registered office at 2 Burlington Road in the city of Dublin (hereinafter called the Lessor and which expression shall include its successors and assigns of the one part) and the Lessee of the other part.

From the Lease Commencement Date for the Programs, Program Packages Software and Equipment specified in the attachment, the Lessor hereby grants to the Lessee a lease of the Equipment, and Software and a licence of the Programs and Program Packages on the terms of the referenced Master Lease Agreement ("MLA") above and on the terms of this Supplement as hereinafter set out and any other Supplement or Lessor letter making reference to the Lease.

The Lessee agrees as follows

to make Payments to the Lessor by direct debit, or such other means as the Lessor shall require, such that the Lessor receives value for such Payments on the date payment is due.

that the Discount Rate where specified in the MLA and in this Supplement shall be deemed to refer to a rate of 3%.

that the location where specified in the MLA shall be deemed to refer to the Republic of Ireland.

The Lessee further agrees that

the Term shall be   3 Years  0 Months

the Payments which the Lessee shall be obliged to pay shall be:

IR 27,393.60 Punts payable at Quarterly intervals. The first Payment must be paid on the Payment Commencement Date or such other date as the Lessor may agree in writing. Subsequent Payments must be paid on the same day of the relevant month at the intervals specified above until such stage as a total of 12 in number of Payments have been paid to the Lessor. Thereafter the Lessee shall pay such further Payments to the Lessor as provided hereunder or as notified to the Lessee in accordance with this Supplement.

the Lease Rate (excluding VAT) shall be:
IR 87.80 Punts   per IR 1000 Punts per quarter.

the Payment Commencement Date shall be:

1 May 1999

This takes into account a holiday period of:

0 Months

the Lease and Licence Commencement Date shall be:

1 May 1999

the Percentage of Net Sale to Lessee shall be:

 99%  (described in clause 4b. below)

the Percentage of Net Sale to Lessor shall be:

1%

Options at Expiry of Term

The Lessee may, at the expiry of the Term, select one of the following options, by so notifying the Lessor in writing at least three months before the expiration of the Term. The options are as follows:

To return the Equipment to the Lessor in accordance with clause 13 of the MLA

OR

with the exception of Equipment which is the medium for Programs, Program Packages or Software, act as Lessor's agent for the purposes of selling the Equipment on terms and conditions to be advised by the Lessor to a purchaser approved by the Lessor (Purchaser must be other than the Lessee or party related thereto) and the Lessee will be entitled to a share of the net proceeds of the sale by way of rebate of Payments.

Failure by the Lessee to exercise any of the options listed above will result in the Term being extended and with the Lessee being liable to continue to make the Payments required to be paid during the Term at clause 3b above and at the times therein specified, provided however that the Lessee may terminate the Lease during this extended term, on serving the Lessor with three months notice in writing, whereupon the provisions of clause 13 of the Lease will apply.

Non Cancellation Lease

The Lease may not be cancelled or terminated except in accordance with the provisions hereof. The Lessee's obligation to pay all Payments and any other amounts required to be paid by Lessee under the Lease shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defence, counter-claim, interruption, deferment or recoupment for any reason whatsoever.

However, the Lessee may subject to its having complied with the terms of the Lease, exercise an "Early Conversion Option" after the second anniversary of the commencement of the Term, subject to one month's written notice to the Lessor.

In such event the Lessee shall pay all Payments in respect of the unexpired portion of the Term, discounted at the Discount Rate specified in clause 2b above. The Lessee may then exercise the option specified in clause 4b above.

Lease Refunds

The Lease Rate, and the Payments to be made during the Term are based on the assumption that IBM Equipment, Programs, and Program Packages are installed within 60 days of the Estimated Shipment Date referenced herein. Subject to clause 9c of the Master Lease Agreement if any IBM Equipment, Programs, or Program Packages are not installed within this period, due to Lessor's inability to deliver, then Lessor may issue an appropriate Lease refund for the undelivered item where Payment or Payments have been made in respect thereof.

Price/Rate Protection

The Lease Rates described herein are valid for 30 days or until the date of execution of this Supplement by both parties, whichever first occurs.

The Purchase Price and any calculations drawn thereon viz all Payments described herein are valid at date of issue of this Supplement only and are subject to change until this Supplement is executed by both parties.

Once the Supplement is executed by both parties, the Lease Rates herein become subject to change in accordance with the provisions of the Lease.

The Lessee agrees that export of Equipment, Programs and Program Packages from the Republic of Ireland may require Irish and US licences and export contrary to Irish or US regulations is prohibited by law. The following statement applies to certain Equipment, Programs and Program Packages subject to this Agreement - Such Equipment, Programs and Program Packages were authorised for export to the Republic of Ireland under a special Distribution Licence procedure on the condition that they may not be re-exported without prior approval from the US authorities. It is the responsibility of the Lessee to obtain all necessary export licences.

For the avoidance of doubt nothing in this Supplement or the Master Lease Agreement shall entitle the Lessee to sell as Lessor's Agent any Programs, Program Packages or Software the subject of a Lease.

The Lessee agrees that this Supplement together with the MLA and any Supplements and letters of the Lessor referring thereto is the complete and exclusive statement of the Agreement between the parties which supersedes all proposals or prior agreements oral or written and all other communications between the parties concerning the Equipment and any Programs fixed thereon.

The clause headings are for ease of reference only and shall not affect the interpretation or construction of this Supplement or the Lease as a whole.

The Lessee hereby confirms that it has all the requisite power and authority to enter into this Supplement and that all corporate acts required to be taken to authorise the execution, delivery and performance of the obligations contained in this Supplement and contemplated by it have been duly and properly executed and that it is under no obligation or restriction whether by law or otherwise which would render this Supplement or any of its provisions invalid, illegal or unenforceable.

The Lessee agrees that this Supplement and any dispute arising therefrom shall be governed by the laws of the Republic of Ireland and the parties hereby submit to the jurisdiction of the Courts of the Republic of Ireland. The Lessee hereby appoints ReSound Ireland Limited, Cork Business & Technology Park, Model Farm Road, Co. Cork, Ireland, to be its attorney for the purpose of accepting service on its behalf of any summons notice, order, judgement or other legal process or any other notice demand or other document with respect to this Supplement or any matter arising under it and such appointment shall be irrevocable and service of any such document on such attorney as aforesaid shall be deemed to be a good service.

Accepted for and on behalf of Lessee:     Accepted for and on behalf of Lessor:
Authorised Signatory                      Authorised Signatory

Name                                      Name
Title                                     Title

Date of Signature                         Date of Signature

Direct Debiting Mandate

Part A.
                                  300662

To

The Manager:
IBM Customer No.:
Bank:

Branch:
After Signature, Please Return this Form to:

Address:
IBM Ireland Limited, 2 Burlington Road, Dublin 4.


I / We authorise you until further notice in writing to charge to my/our account with you unspecified amounts which may be debited thereto at the instance of IBM Ireland Limited.

Name of Account to be debited:
               Authorised Signature:

Bank Account No:                                  Date:

Instructions cannot be accepted to charge Direct Debits to a Deposit or Savings Account.

Part B.

To: IBM
IBM Customer No.:
Ireland Limited, 2 Burlington Road, Dublin 4.

FOR BANK USE ONLY

Name of Account to be Debited: Branch Title:

(Maximum 18 Characters) Sorting Code No.:

Account No.:

Direct Debits in respect of our customer's Mandate under the reference number quoted should be made out as above.

For                                                       (Bank)
            Manager:
            Date:

After completion, the lower part of this form should be detached by the Bank Branch and returned to IBM Ireland Limited.